Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports 16% Increase in Fourth Quarter Sales
Milford, Massachusetts, January 24, 2007 — Waters Corporation (NYSE/WAT) reported fourth quarter 2006 sales of $387 million, an increase of 16% over sales of $332 million in the fourth quarter of 2005. In the quarter, foreign currency translation contributed 3% to the Company’s sales growth rate. On a GAAP basis, earnings per diluted share (E.P.S.) for the fourth quarter were $0.78, compared to $0.69 for the fourth quarter in 2005. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, E.P.S. grew 19% to $0.87 in the fourth quarter of 2006 from $0.73 in the fourth quarter of 2005.
Full year 2006 sales for the Company were $1.28 billion, an 11% increase over sales in 2005 of $1.16 billion. E.P.S. for 2006 were $2.13 compared to $1.74 for 2005. On a non-GAAP basis, which includes the adjustments noted in the attached reconciliation, E.P.S. grew 22% to $2.44 in 2006 from $2.00 in 2005.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Improved pharmaceutical demand, continued growth in our overseas’ markets and strong sales growth by our TA Instruments Division all contributed nicely to the quarter’s results. In addition, we continued to benefit from rapid uptake of new instrument systems and recently introduced mass spectrometry technologies.”
As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2006 financial results conference call this morning, January 24, 2007 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info, choose Investor Relations and click on the Live Webcast. A replay of the call will be available through January 31, 2007 at midnight eastern time, similarly by webcast and also by phone at 203-369-3463.
Waters Corporation is among leading companies offering instrumentation, software, service and consumable products for liquid chromatography, mass spectrometry and thermal analysis. These markets account for approximately $5.0 billion of the overall $20+ billion analytical instrument market.

CAUTIONARY STATEMENT
This release may contain “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in any forward-looking statements within this release for a variety of reasons, including and without limitation, fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products by other companies, such as improved research-grade mass spectrometers, and/or higher speed and/or more sensitive liquid chromatographs, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, risks associated with lawsuits and other legal actions particularly involving claims for the infringement of patents and other intellectual property rights, and foreign exchange rate fluctuations affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2005 and quarterly report on Form 10-Q for the period ended September 30 2006, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. Any forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	December 31, 2006	December 31, 2005

Cash and cash equivalents	514,166	493,588
Accounts receivable	272,157	256,809
Inventories	168,437	131,554
Other current assets	44,920	31,041
Total current assets	999,680	912,992

Property, plant and equipment, net	149,262	141,030
Other assets	468,371	374,909
Total assets	1,617,313	1,428,931

Notes payable and debt	403,461	326,286
Accounts payable and accrued expenses	282,373	277,605
Total current liabilities	685,834	603,891

Long-term debt	500,000	500,000
Other long-term liabilities	69,096	41,408
Total liabilities	1,254,930	1,145,299

Total equity	362,383	283,632
Total liabilities and equity	1,617,313	1,428,931

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Net sales	386,930	332,270	1,280,229	1,158,236
Cost of sales (1)	162,386	133,980	536,185	478,355

Gross profit	224,544	198,290	744,044	679,881

Selling and administrative expenses (1)	95,761	81,593	357,664	321,694
Research and development expenses (1)	19,470	16,691	77,306	66,905
Purchased intangibles amortization	1,459	1,216	5,439	5,005
Litigation provisions (2)	—	3,122	—	3,122
Restructuring and other unusual charges (3)	814	—	8,484	—

Operating income	107,040	95,668	295,151	283,155

Other expense, net (4)	(5,847)	(3,103)	(5,847)	(3,103)
Interest expense, net	(7,249)	(3,421)	(26,345)	(5,489)
Income from operations before income taxes	93,944	89,144	262,959	274,563

Provision for income taxes (5)	14,055	13,546	40,759	72,588

Net income	79,889	75,598	222,200	201,975

Income per basic common share:
Net income per basic common share	$0.79	$0.70	$2.16	$1.77

Weighted average number of basic common shares	101,431	108,364	102,691	114,023

Income per diluted common share:
Net income per diluted common share	$0.78	$0.69	$2.13	$1.74

Weighted average number of diluted common shares and equivalents	103,019	109,962	104,240	115,945
(1)	Effective January 1, 2006, Waters Corporation adopted FAS 123(R), “Share-Based Payment”. Accordingly, for the three months and twelve months ended December 31, 2006, stock-based compensation was accounted for under FAS 123(R), while for the three months and twelve months ended December 31, 2005, stock-based compensation was accounted for under APB No. 25, “Accounting for Stock Issued to Employees.” The amounts in the consolidated statements of operations above include stock-based compensation as follows:

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Cost of sales	1,059	—	4,345	—
Selling and administrative expenses	4,775	60	19,357	786
Research and development expenses	1,238	—	5,111	—
Total stock-based compensation	7,072	60	28,813	786
(2)	The results for the three months and year ended December 31, 2005 include provisions of $3.1 million for patent litigation with Hewlett-Packard Company that was settled in 2006.

(3)	The results for the three months and twelve months ended December 31, 2006 include restructuring and other incremental costs in relation to a cost reduction plan implemented in February 2006.

(4)	The results for the three months and twelve months ended December 31, 2006 includes a charge of $5.8 million recorded for a impairment of an equity investment. The results for the three months and twelve months ended December 31, 2005 include charges of $4.8 million recorded for a write-off of an equity investment and gain of $1.7 million related to the sale of an equity investment.

(5)	The results for the twelve months ended December 31, 2005 include a tax provision of approximately $24.0 million related to a qualified dividends distribution under the American Jobs Creation Act of 2004.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005

Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	$0.78	$0.69	$2.13	$1.74

Adjustment for stock-based compensation, net of tax	4,537	52	20,554	637
Income per diluted share effect	0.04	0.00	0.20	0.01

Adjustment for litigation provisions and settlement, net of tax	—	2,569	—	2,569
Income per diluted share effect	—	0.02	—	0.02

Adjustment for restructuring and other unusual charges, net of tax	693	—	7,059	—
Income per diluted share effect	0.01	—	0.07	—

Adjustment for tax provision for qualified dividends distribution	—	—	—	24,000
Income per diluted share effect	—	—	—	0.21

Other expense, write down and sale of certain investments, net of tax	4,865	2,554	4,865	2,554
Income per diluted share effect	0.05	0.02	0.05	0.02

Adjusted income per diluted share:	$0.87	$0.73	$2.44	$2.00

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. As a result of the adoption of FAS 123(R), management has excluded the stock-based compensation cost from its non-GAAP adjusted amounts to enable management and investors to perform a meaningful comparison of the Company’s operating results to the prior period. In the prior period, the Company’s consolidated statements of operations were not required to include the expense associated with stock-based compensation and now the Company must include the expense in the consolidated statements of operations. Management has excluded the litigation provisions, restructuring charges and other expenses from its non-GAAP adjusted amounts since management believes that these charges are not directly related to ongoing operations thereby providing investors with information that helps to compare ongoing operating performance.